UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

California	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On May 11, 2005, Egami Media, Inc., a wholly-owned subsidiary of Image Entertainment, Inc. (the “Company”), began paying M. Trevenen Huxley, a member of the Company’s Board of Directors, $5,000 per month for consulting services relating to business development for digital distribution opportunities for Egami.

Mr. Huxley resigned from the Company’s Audit Committee and Nominations and Governance Committee.  Although Mr. Huxley will continue in his capacity as a Director for the Company’s Board, he will no longer receive separate compensation for attending Board meetings.  Robert McCloskey resigned from the Compensation Committee and will serve as the Chair of the Nominations and Governance Committee with Mr. Epstein.  Mr. Haber will serve on the Compensation Committee, with Mr. Epstein continuing as Chair.

Except as required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: May 17, 2005	By:	/s/ JEFF M. FRAMER
		Name	Jeff M. Framer
		Title:	Chief Financial Officer